UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	March 19, 2007

Hecla Mining Company

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8491	77-0664171
(Commission File Number)	(IRS Employer Identification No.)

6500 North Mineral Drive, Suite 200 Coeur d’Alene, Idaho	83815-9408
(Address of Principal Executive Offices)	(Zip Code)

(208) 769-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure, Election, or Appointment of Directors or Officers

Directors Not Standing for Re-Election at the 2007 Annual Shareholders Meeting

On March 15, 2007, Hecla Mining Company (the “Company”) received a letter from Mr. Ordoñez stating that he would be retiring from the Board of Directors (“Board”) and would not be standing for re-election at the Annual Shareholders Meeting to be held on May 4, 2007 (“Annual Meeting”). Mr. Ordoñez announced that he had no disagreements with management or the Company; but after serving 13 years as a member of the Board, he was going to pursue other interests, and he felt he would no longer have the time to devote to the Company’s Board. Mr. Ordoñez has been a member of the Company’s Board since 1994. Mr. Ordoñez also serves as a member of the Company’s Audit, Technical and Corporate Governance and Directors’ Nominating Committees.

In addition to Mr. Ordoñez not standing for re-election, Mr. Charles L. McAlpine has reached the mandatory retirement age in accordance with the Company’s By-Laws and Corporate Governance Guidelines and is not eligible to stand for re-election at the Annual Meeting. Mr. McAlpine also serves as Chairman of the Company’s Audit Committee, and is a member of the Compensation and Technical Committees. Mr. McAlpine is the Company’s longest standing member of the Board and has been a Board member since 1989.

Item 9.01   Financial Statements and Exhibits

(d)	Exhibits

99.1	Letter addressed to Mr. Ted Crumley, Chairman of the Board of Directors from Mr. Jorge E. Ordoñez C., dated March 15, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HECLA MINING COMPANY

By:	/s/ Philip C. Wolf

Name: Philip C. Wolf
Title: Senior Vice President

Dated: March 19, 2007

EXHIBIT INDEX

Exhibit No.	Title

99.1	Letter addressed to Mr. Ted Crumley, Chairman of the Board of Directors from Mr. Jorge E. Ordoñez C., dated March 15, 2007.